                                                                    Exhibit 99.1


Investor Relations Contact:
Michelle Weaver
650-874-7780

         Gap Inc. Announces $1 Billion Convertible Note Private Offering

SAN FRANCISCO -- February 26, 2002 -- Gap Inc. (NYSE: GPS) today announced it intends to offer $1 billion in principal amount of convertible notes with specific terms to be determined. The company expects to complete the note offering next week, subject to market conditions. This offering is part of the company's strategy to fund itself conservatively. The completion of this note offering would satisfy a condition to the completion of the credit facility, commitments for which were previously announced by the company.

The notes will be privately offered only to qualified institutional buyers under Rule 144A under the Securities Act of 1933 and outside the United States to non-U.S. persons under Regulation S under the Securities Act. The notes will not be registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements
The matters set forth in this press release, including statements concerning the company's plans for an offering of notes, are forward-looking statements, which reflect Gap Inc.'s current view of future events. Whenever used, the words "expect", "plan", "intend", "will" and similar expressions identify forward-looking statements. Any forward-looking statements are subject to risk and uncertainty, including market conditions for the notes. For more detail on other risks, please refer to the company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission.